                             AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT

                                 By and Among

                                  PREMIER VIT

                                      And

                   AMERICAN CENTURION LIFE ASSURANCE COMPANY

                                      And

                   ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

      THIS AGREEMENT, made and entered into this 1st day of September, 2006 by and among American Centurion Life Assurance Company, a New York Corporation (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement, as may be amended from time to time (each account referred to as the "Account"), PREMIER VIT, an open-end diversified management investment company organized under the laws of the State of Massachusetts (hereinafter the "Fund") and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC, a Delaware limited liability company (hereinafter the "Underwriter").

      WHEREAS, Company entered into a Participation Agreement on September 17, 1997 with OCC Accumulation Trust (previously known as Quest For Value Accumulation Trust) and OCC Distributors ("Participation Agreement"); and

      WHEREAS, the Participation Agreement was subsequently amended on October 14, 1998 and July 1, 2002; and

      WHEREAS, the name of the OCC Accumulation Trust was subsequently changed to PIMCO Advisors VIT; and

      WHEREAS, the name of the PIMCO Advisors VIT was changed to Premier VIT on May 1, 2005; and

      WHEREAS, Company, Fund, Underwriter and OCC Distributors entered into a Novation of Participation Agreement dated September 1, 2005 agreeing to Underwriter's replacement of OCC Distributors as principal underwriter under the Participation Agreement effective September 1, 2005; and

      WHEREAS, the parties now wish to amend and restate the Participation Agreement dated September 17, 1997, as amended on October 14, 1998 and July 1, 2002 to reflect the above changes and to incorporate other changes the parties now wish to make to the Participation Agreement; and

      WHEREAS, the Fund engages in business as an open end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable rife insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially identical to this Agreement (hereinafter "Participating Insurance Companies"); and

      WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

      WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (alternatively referred to as the "SEC" or the "Commission"), dated February 22, 1995 (File No. 812-9290), granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13 (a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans ("Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

      WHEREAS, the Fund is registered as an open end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Company has registered or will register certain variable annuity contracts (the "Contracts") under the 1933 Act; and

      WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, the Company has registered the Account as a unit investment trust under the 1940 Act; and

      WHEREAS, the Underwriter is registered, as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in
Schedule 2 on behalf of the

Account to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Account at net asset value.

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I. SALE OF FUND SHARES
           -------------------

            1.1 The Underwriter agrees to sell to the Company those shares of the Fund which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

            1.2 The Company shall pay for Fund shares on the next Business Day after it places an order to purchase Fund shares in accordance with Section
1.1 hereof. Payment shall be in federal funds transmitted by wire.

            1.3 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC; provided, however, that the Board of Trustees of the Fund (hereinafter the "Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Directors, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

            1.4 The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, Plans and persons participating in such Plans ("participants") or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold to the general public.

            1.5 The Fund and the Underwriter will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, and VII of this Agreement are in effect to govern such sales. The Fund shall make available upon written request from the Company (i) a list of all other Participating Insurance Companies and (ii) a copy of the Participation Agreement executed by any other Participating Insurance Company.

            1.6 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.6, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company except that the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. Neither the Fund nor the Underwriter shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone shall be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

            1.7 The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule 2 offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus provided that such provisions are consistent with the terms of this Agreement. Without limiting the scope or effect of the foregoing, on any given Business Day, the Company shall submit orders to purchase or redeem shares of any Portfolio in a manner consistent with the pricing requirements of Rule 22c-1 under the 1940 Act. The Company shall submit one net order for the Portfolio to the Fund or its designee. However, the Fund reserves the right to obtain the breakdown of any net order per contractowner or the information the Company is required to provide the Fund or its designee under Rule 22c-2 under the 1940 Act. With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund, as appropriate, shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios.

            1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

            1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

            1.10 The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 5:50 p.m., Eastern Standard Time, each Business Day. In the event that the Fund is unable to meet the 5:50 p.m., Eastern Standard Time requirement stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company. However, in the event the Fund makes the net asset value available the following Business Day, the Company will have until 10:00 a.m. Eastern Standard Time or two hours after such notice (whichever is later) to place orders for the purchase and redemption of shares. In the event of an error in a Portfolio's net asset value per share which, in accordance with procedures adopted by the Fund's Board consistent with views expressed by the staff of the SEC regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to transactions previously effected on behalf of the

Account (a "Pricing Error"), the Fund shall notify the Company as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed in writing within 24 hours. In such event, the Fund shall recompute all Account share transactions that were based on the Pricing Error and credit or debit the Account's account so that the Account has the correct number of Portfolio's shares had all those transactions had been correctly priced Notwithstanding anything else in this Section 1.10, neither the Fund, any Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Underwriter.

ARTICLE II. REPRESENTATIONS AND WARRANTIES
            ------------------------------

            2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable state law and has registered the subaccounts of each Account together as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

            2.2 The Company represents that it believes that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Internal Revenue Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

            2.3 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

            2.4 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

            2.5 The Fund represents that its investment objectives, policies and restrictions comply with applicable state investment laws as they may apply to the Fund. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws and regulations of any state. The Company alone shall be responsible for informing the Fund of any insurance restrictions imposed by state insurance laws which are applicable to the Fund. To the extent feasible and consistent with market conditions, the Fund will adjust its investments to comply with the aforementioned state insurance laws upon written notice from the Company of such requirements and proposed adjustments, it being agreed and understood that in any such case the Fund shall be allowed a reasonable period of time under the circumstances after receipt of such notice to make any such adjustment.

            2.6 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board of Trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

            2.7 The Underwriter represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc., "NASD") and is registered as a broker dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

            2.8 The Fund represents that it is lawfully organized and validly existing under the laws of Massachusetts and that it does and will comply with applicable provisions of the 1940 Act.

            2.9 The Underwriter represents and warrants that the Fund's Adviser, OpCap Advisors LLC, is and shall remain duly registered under all applicable federal and state securities laws and that the Adviser will perform its obligations to the Fund in accordance with the laws of Massachusetts and any applicable state and federal securities laws.

            2.10 The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule l7g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

            2.11 The Company represents and warrants that all of its officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts, to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

            2.12 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, limited liability company, partnership or Fund action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

            2.13 (a) The Company acknowledges the Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of Portfolios, which policies are summarized in the prospectuses of the Portfolios.

                  (b) The Fund and the Underwriter acknowledge that the Company, on behalf of its Accounts, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Accounts including those investing in Portfolios available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Accounts through which the Contracts are offered.

                  (c) The Fund may consider the Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of the Account(s) including those investing in Portfolios when the Fund periodically reviews or amends the Fund's disruptive trading policies and procedures from time to time. The Fund and the Underwriter may, but are not required to, invite comment from and confer with Company regarding any proposed policy and procedure of the Fund and the Underwriter pertaining to disruptive trading to determine prior to adopting such proposed policy or procedure the Company's then-present ability to apply such proposed policy or procedure to Contract owners who allocate Contract value to subaccounts investing in Portfolios available under the Contracts, including without limitation whether the Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Fund's proposed policy or procedure.

                  (d) The Company will cooperate with the Fund's and the Underwriter's reasonable requests in taking steps to deter and detect such transfers by any Contract owner. Subject to applicable law and the terms of each Contract, the Company will furnish other information the Underwriter reasonably requests regarding frequent transfers by Contract owners among the subaccounts investing Portfolios available under the Contracts. In compliance with Rule 22c-2 under the 1940 Act, the Company hereby agrees to (i) provide, promptly upon request by the Fund, directly or through its agent, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of Portfolios held under a Contract, and the amount and dates of such Contract owner's purchases, redemptions, transfers, and exchanges involving such Portfolios; and (ii) execute any instructions from the Fund, directly or through its agent, to restrict or prohibit further purchases or exchanges of shares of the Portfolios by a Contract owner who has been identified by the Fund, directly or through its agent, as having engaged in transactions in Portfolio shares that violate the market timing or excessive trading policies adopted by the Fund. Furthermore, the Company further agrees to either assess any applicable redemption fees that the Fund has adopted to curtail frequent trading, or communicate to the Fund or its agent any information necessary for the Fund or its agent to assess such redemption fees directly against payment of redemption proceeds. When the Company is required under Rule 22c-2 under the 1940 Act to implement transaction procedures for its Accounts in order to effectuate the Fund's procedures for preventing disruptive trading in the shares of Portfolios, and such implementation will require the Company to modify its automated data processing systems or to develop and staff manual systems to accommodate the Fund's requirements, the parties shall in good faith negotiate a mutually agreed upon implementation schedule.

            2.14 Each party to this Agreement represents and warrants that it shall comply with all the applicable laws and regulations designed to prevent money laundering, including, without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations, will share information with the other parties to this Agreement about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING
             ---------------------------------------

            3.1 The Underwriter shall provide the Company, at the Company's expense, with as many copies of the Fund's current prospectus (including supplements thereto) as the Company may reasonably request for use with prospective contractowners and applicants. The Underwriter shall print and distribute, at the Fund's or Underwriter's expense, as many copies of said prospectus as necessary for distribution to existing contractowners or participants. If requested by the Company in lieu thereof, the Fund shall provide such documentation including a final copy of a current prospectus set in type at the Fund's expense and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together in one document, in such case the Fund shall bear its share of expenses as described above.

            3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or alternatively from the Company (or, in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund), and the Underwriter (or the Fund) shall provide such Statement, at its expense, to the

Company and to any owner of or participant under a Contract who requests such Statement or, at the Company's expense, to any prospective contractowner and applicant who requests such statement.

            3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require and shall bear the costs of distributing them to existing contractowners or participants.

            3.4 If and to the extent required by law the Company shall:

                  (i) solicit voting instructions from contractowners or participants;

                  (ii) vote the Fund shares held in the Account in accordance with instructions received from contractowners or participants; and

                  (iii) vote Fund shares held in the Account for which no
                        timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's contractowners or participants;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contractowners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies.

            3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular as required, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. SALES MATERIAL AND INFORMATION
            ------------------------------

            4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or the Underwriter, each piece of sales literature or other promotional material in which the Fund or the Fund's adviser or the Underwriter is named, at least fifteen business days prior to its use. No such material shall be used if the Fund or the Underwriter reasonably objects in writing to such use within fifteen business days after receipt of such material.

            4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or by the Underwriter, except with the permission of the Fund or the Underwriter. The Fund and the Underwriter agree to respond to any request for approval on a prompt and timely basis.

            4.3 The Fund or the Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least fifteen business days prior to its use. No such material shall be used if the Company reasonably objects in writing to such use within fifteen business days after receipt of such material.

            4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to contractowners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

            4.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

            4.6 The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

            4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

            4.8 The Company agrees and acknowledges that Oppenheimer Capital is the sole owner of the names and marks "OCC" and "OpCap" and that all use of any designation comprised in whole or part of such names or marks under this Agreement shall inure to the benefit of Oppenheimer Capital. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of each Account in connection with marketing the Contracts without prior written consent of Oppenheimer Capital. Oppenheimer Capital consents to the use of the names and marks "OCC" and "OpCap" in connection with each Account, subject to the terms of this agreement. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

ARTICLE V. FEES AND EXPENSE
           ----------------

            5.1 The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing. Currently, no such payments are contemplated.

            5.2 All expenses incident to performance by the Fund of this Agreement shall be paid by the Fund to the extent permitted by law. All Fund shares will be duly authorized for issuance and registered in accordance with applicable federal law and to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, Fund proxy materials and reports, setting in type, printing and distributing the prospectuses, the proxy materials and reports to existing shareholders and contractowners, the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

ARTICLE VI. DIVERSIFICATION
            ---------------

            The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Internal Revenue Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will comply with Section 817(h) of the internal Revenue Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations in accordance with guidelines provided by the Company prior to the execution of this Agreement and as necessary thereafter. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance with the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII. POTENTIAL CONFLICTS
             -------------------

            7.1 The Board of Trustees of the Fund (the "Fund Board") will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the contractowners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity contract and variable life insurance contractowners, or (f) a decision by an insurer to disregard the voting instructions of contractowners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board shall consist of persons who are not "interested" persons of the Fund.

            7.2 The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities as delineated in the application for a mixed and shared funding exemptive order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever contractowner voting instructions are disregarded. The Fund Board shall record in its minutes or other appropriate records, all reports received by it and all action with regard to a conflict.

            7.3 If it is determined by a majority of the Fund Board, or a majority of its disinterested Directors, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the subaccounts of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contractowners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contractowners or variable life insurance contractowners, of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contractowners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

            7.4 If the Company's disregard of voting instructions could conflict with the majority of contractowner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount of the Account. Any such withdrawal and termination must take place within 60 days after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such 60 day period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

            7.5 If a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected subaccount of the Account's investment in the Fund and terminate this Agreement with respect to such subaccount of the Account. Any such withdrawal and termination must take place within 60 days after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such 60 day period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

            7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Fund Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of contractowners materially adversely affected by the irreconcilable material conflict.

            7.7 The Company shall at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding

Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Fund Board.

            7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION
              ---------------

            8.1 Indemnification By The Company
                ------------------------------

                  (a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter, and each person, if any, who controls or is associated with the Fund or the Underwriter within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "indemnified parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                        (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                        (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus, Fund statement of additional information or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                        (iii) arise out of any untrue statement or alleged
                              untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in right of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

                        (iv) arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

                        (v) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Company may otherwise have.

                  (b) No party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

                  (c) The indemnified parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

            8.2 Indemnification By the Underwriter

                  (a) The Underwriter, on its own behalf and on behalf of the Fund, agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "indemnified parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the indemnified parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                        (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any indemnified party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statement, the Contract or Fund prospectus or statement of additional information or sales literature or other promotional material for the Contracts or of the Fund not supplied by the Underwriter or the Fund or persons under the control of the Underwriter or the Fund respectively) or wrongful conduct of the Underwriter or the Fund or persons under the control of the Underwriter or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

                        (iii) arise out of any untrue statement or alleged
                              untrue statement of a material fact contained in a registration statement prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriter or the Fund or persons under the control of the Underwriter or the Fund; or

                        (iv) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement except if such failure is a result of the Company's failure to comply with the notification procedures specified in Article VI); or

                        (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund;

except to the extent provided in Sections 8.2(b) and 8.3 hereof. This indemnification shall be in addition to any liability which the Underwriter may otherwise have.

                  (b) No party shall be entitled to indemnification if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

                  (c) The indemnified parties will promptly notify the Underwriter and the Fund of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

            8.3 Indemnification Procedure
                -------------------------

            Any person obligated to provide indemnification under this Article VIII ("indemnifying party" for the purpose of this Section 8.3) shall not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this
Article VIII ("indemnified party" for the purpose of this Section 8.3) unless such indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such indemnified party (or after such party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the indemnified party against whom such action is brought under the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of failure to give such notice. In case any such action is brought against the indemnified party, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof. The indemnifying party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article
VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW
            --------------

            9.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

            9.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC grant (including, but not limited to the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION
           -----------

            10.1 This Agreement shall terminate:

                  (a) at the option of any party upon 90 days' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

                  (b) at the option of the Company if shares of the Portfolios delineated in Schedule 2 are not reasonably available to meet the requirements of the Contracts as determined by the Company; or

                  (c) at the option of the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, which would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

                  (d) at the option of the Company upon institution of formal proceedings against the Fund by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, which would have a material adverse effect on the Fund's ability to perform its obligations under this Agreement; or

                  (e) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give 30 days prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

                  (f) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all contractowners of variable insurance products of all separate accounts or (ii) the interests of the Participating Insurance Companies investing in the Fund as delineated in Article VII of this Agreement; or

                  (g) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

                  (h) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article VI hereof, or

                  (i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

                  (j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

                  (k) at the option of the Fund or Underwriter, if the Fund or Underwriter respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Underwriter; or

                  (l) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.

            10.2 Notice Requirement

                  (a) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.

                  (b) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(b) - (d) or 10.1(g) - (i), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice, by the non-terminating parties.

                  (c) In the event that any termination of this Agreement is based upon the provisions of Sections 10.1(j) or 10.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 30 days before the effective date of termination.

            10.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

            10.4 Effect of Termination
                 ---------------------

                  (a) Notwithstanding any termination of this Agreement, subject to Section 1.3 of this Agreement, the Company may require the Fund and the Underwriter to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                  (b) If shares of the Fund continue to be made available after termination of this Agreement pursuant to this Section 10.4, the provisions of this Agreement shall remain in effect except for Section 10.1
(a) and thereafter the Fund, the Underwriter, or the Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund or Underwriter, need not be for more than 90 days.

            10.5 Except as necessary to implement contractowner initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account), and the Company shall not prevent contractowners from allocating payments to a Portfolio that was otherwise available under the Contracts, until 90 days after the Company shall have notified the Fund or Underwriter of its intention to do so.

ARTICLE XI. NOTICES
            -------

      Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

      If to the Fund:
      Premier VIT
      1345 Avenue of the Americas
      New York, NY  10105
      Attention:  Secretary

      If to the Company:

      American Centurion Life Assurance Company
      1765 Ameriprise Financial Center
      Minneapolis, MN  55474
      Attention:  Vice President

      If to the Underwriter:

      Allianz Global Investors Distributors LLC
      2187 Atlantic Street
      7th Floor
      Stamford, CT  06902
      Attention:  Chief Legal Officer

ARTICLE XII. MISCELLANEOUS
             -------------

            12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

            12.2 Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this
Agreement:

                  (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 12.2), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

                  (b) The Underwriter and the Fund may not use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Underwriter and/or the Fund as set forth in the Agreement; and the Underwriter and the Fund agree to cause all their employees, agents and representatives, or any other party to whom the Underwriter and/or the Fund may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

                  (c) The Underwriter and the Fund acknowledge that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties.

                  (d) The Underwriter and the Fund agree to implement appropriate measures, if any, designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; the Underwriter and the Fund further agree to cause all their agents, representatives or subcontractors of, or any other party to whom the Underwriter and/or the Fund may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 12.2.

                  (e) The Underwriter and the Fund acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                  (f) This Section 12.2 shall survive termination of this Agreement. Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

            12.3 Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information until such time as it may come into the public domain without the express prior written consent of the affected party.

            12.4 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            12.5 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

            12.6 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

            12.7 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties. The parties by their signature below give their written consent to the future assignment of this Agreement by American Centurion Life Assurance Company to its affiliated company, IDS Life Insurance Company of New York, a New York Corporation, and to the simultaneous renaming of IDS Life Insurance Company of New York as RiverSource Life Insurance Co. of New York, upon the completion of the merger of American Centurion Life Assurance Company with and into IDS Life Insurance Company of New York on December 31, 2006 at 10:59:59 p.m. Central Time ("Effective Time"), and on the Effective Time, RiverSource Life Insurance Co. of New York shall undertake all of American Centurion Life Assurance Company's duties and obligations under this Agreement. On and after the Effective Time, all references in this Agreement and its Schedules to American Centurion Life Assurance Company shall mean and refer to RiverSource Life Insurance Co. of New York.

            12.8 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

            12.9 The parties to this Agreement may amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified above.


AMERICAN CENTURION LIFE                     Attest:
ASSURANCE COMPANY


By:  /s/ Pat H. Carey                       By:  /s/ Betsy Hannum
     ---------------------------------           -------------------------------
     Pat H. Carey                                Betsy Hannum
Its: Vice President                         Its: Assistant Secretary


PREMIER VIT


By:  /s/ Brian S. Schlissel
     ---------------------------------
Its: President


ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC


By:  /s/ Malcolm F. Bishopp
     ---------------------------------
Its: Managing Director

                                  SCHEDULE 1

                            Participation Agreement

                                     Among

            Premier VIT, American Centurion Life Assurance Company

                                      and

                   Allianz Global Investors Distributors LLC

The following separate accounts of American Centurion Life Assurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

      ACL Variable Annuity Account 2, established October 12, 1995 as used to fund the flexible premium variable annuity contracts known as ACL Personal Portfolio(SM) and ACL Personal Portfolio Plus(2).

                                  SCHEDULE 2

                            Participation Agreement

                                     Among

            Premier VIT, American Centurion Life Assurance Company

                                      and

                   Allianz Global Investors Distributors LLC

      The Separate Account(s) shown on Schedule 1 may invest in the following Portfolios of the Premier VIT:

                           OpCap Equity Portfolio
                           OpCap Managed Portfolio
                           OpCap Small Cap Portfolio